POWER OF ATTORNEY

For Executing Forms 3, 4 and 5, Form 144 and Schedules 13D and 13G

Know all men by these presents, that the undersigned

hereby constitutes and appoints each of

Curt L. Warnock and Mark A. Older, signing singly,

the undersigneds true and lawful attorney-in-fact

to:

(1) execute for and on behalf of the undersigned

(a) Forms 3, 4 and 5 (including amendments thereto)

in accordance with Section 16(a) of the Securities

Exchange Act of 1934 and the rules thereunder,

(b) Form 144 and (c) Schedules 13D and 13G (including

amendments thereto) in accordance with

Sections 13(d) and 13(g) of the Securities Exchange

Act of 1934 and the rules thereunder.

(2) do and perform any and all acts for and

on behalf of the undersigned that may be necessary

or desirable to complete and execute any such

Form 3, 4 or 5, Form 144 of Schedule 13D or 13G

(including amendments thereto) and timely file

such Forms or Schedules with the Securities and

Exchange Commission and any stock exchange,

self-regulatory association or any other authority; and

(3) take any other action of any type

whatsoever in connection with the foregoing that, in the

opinion of each such attorney-in-fact, may

be of benefit to, in the best interest of,

or legally required of the undersigned, it

being understood that the documents executed

by the attorney-in-fact on behalf of the

undersigned pursuant to this Power of

Attorney shall be in such form and shall

contain such terms and conditions as the

attorney-in-fact may approve in the

attorney-in-facts

discretion.

The undersigned hereby grants to each attorney-in-fact

full power and authority to do and perform

all and every act and thing whatsoever requisite,

necessary or proper to be done in the exercise of

any of the rights and powers herein granted,

as fully to all intents and purposes as the undersigned

might or could do if personally present, with

full power of substitution or revocation, hereby

ratifying and confirming all that the attorney-in-fact,

or the attorneys-in-fact substitute or

substitutes, shall lawfully do or cause

to be done by virtue of this Power of Attorney

and the rights and powers herein granted.  The

undersigned acknowledges that the foregoing

attorneys-in-fact, and their substitutes,

in serving in such capacity at the request

of the undersigned, are not assuming

(nor is Integrated Electrical Services, Inc. assuming)

any of the undersigneds responsibilities to

comply with Section 16 of the Securities Exchange Act

of 1934.  The undersigned agrees that each such

attorney-in-fact may rely entirely on information

furnished orally or in writing by the undersigned to

the attorney-in-fact.

This Power of Attorney shall remain

in full force and effect until the

undersigned is no longer required to file Forms 3, 4 and 5,

Form 144 and Schedules 13D and 13G

(including amendments thereto)

with respect to the undersigneds holdings

of and transactions in securities issued

by Integrated Electrical Services, Inc.,

unless earlier revoked by the undersigned

in a signed writing delivered

to the foregoing attorneys-in-fact.

This Power of Attorney does not revoke

any other power of attorney

that the undersigned has previously granted.

IN WITNESS WHEREOF, the undersigned

has caused this Power of Attorney to be

executed as of the

date written below.

Date -10-6-04

/s/ Robert H. Stalvey